SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-RURAL CELLULAR CL A
GABELLI SECURITIES, INC.
11/05/07 1,000 44.0997
GAMCO ASSET MANAGEMENT INC.
11/16/07 3,400 43.8988
11/16/07 9,000 43.8988
11/13/07 9,000 44.0132
11/12/07 6,000 44.2989
11/09/07 600 44.0400
11/08/07 4,500 44.1000
11/06/07 10,600 44.1200
11/06/07 10,700 44.1200
11/02/07 4,600 44.0258
11/01/07 4,700 44.0500
GABELLI FUNDS, LLC.
GABELLI UTILITY FUND
11/16/07 100,000 43.8083
THE GABELLI GLOBAL DEAL FUND
11/16/07 36,800 43.8878
11/02/07 1,300 44.0258
11/01/07 1,300 44.0500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.